UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017

SEACOR Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 523-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On November 28, 2017, SEACOR Holdings Inc. (“SEACOR”) announced that its board of directors has declared a dividend payable to all of its stockholders on a pro rata basis consisting of 3,977,135 shares of Dorian LPG Ltd. (“Dorian”) common stock (the “Distribution”). The Distribution will be payable on December 20, 2017 (the “Distribution Date”) to holders of record of SEACOR common stock as of 5:00 p.m., New York City time, on December 8, 2017 (the “Record Date”). SEACOR expects the distribution ratio to be approximately 0.2216 shares of Dorian common stock for each share of SEACOR common stock held as of the Record Date.

No action or payment will be required by SEACOR stockholders of record as of the Record Date to receive the shares of Dorian common stock. Stockholders who hold SEACOR common stock on the Record Date will receive a book-entry account statement reflecting their ownership of Dorian common stock or their brokerage account will be credited with the shares of Dorian common stock. A letter to stockholders containing details regarding the Distribution, including the final distribution ratio, treatment of fractional shares resulting from the Distribution and the tax consequences of the Distribution to recipients of the Distribution will be mailed to SEACOR stockholders prior to the Distribution Date.

SEACOR common stock shares will continue to trade "regular-way" on the NYSE until the ex-dividend date of December 7, 2017.

The Distribution may result in an anti-dilution adjustment to the conversion rates and prices for SEACOR’s 2.50% Convertible Senior Notes due 2027 and SEACOR’s 3.00% Convertible Senior Notes due 2028.

In connection with the announcement to the Distribution, SEACOR issued a press release, a copy of which is hereby incorporated by reference and attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of SEACOR Holdings Inc., November 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By:	/s/ WILLIAM C. LONG
Name:	William C. Long
Title:	Executive Vice President, Chief Legal Officer and
Corporate Secretary

Dated: November 29, 2017